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EXHIBIT  23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference of our report dated June 28, 2002 on the Belmont National Bank 401(k) Profit Sharing Plan's (the Plan) December 31, 2001 financial statements included in this Annual Report on Form 11-K of the Plan for the period ended December 31, 2001 into Belmont Bancorp's Registration Statement on Form S-8 (SEC File No. 333-45672) filed with the Securities and Exchange Commission.


/s/ Seber, Dillenbeck & Craft, P.C.
Kalamazoo, Michigan

December 18, 2002